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                                                                   Exhibit 4.2.1

                               FIRST AMENDMENT TO
                              THE CREDIT AGREEMENT


        This FIRST AMENDMENT, dated as of October 23, 1997 (this "AMENDATORY AGREEMENT"), to the Existing Credit Agreement (as defined below), is made among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER"), the various financial institutions signatories hereto (the "LENDERS"), DLJ CAPITAL FUNDING, INC., as syndication agent (the "SYNDICATION AGENT") for the Lenders, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent (the "DOCUMENTATION AGENT") for the Lenders, BANKERS TRUST COMPANY, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders and BANK ONE, N.A., as facility agent (the "FACILITY AGENT") for the Lenders.


                                  WITNESSETH:
                                  -----------

        WHEREAS, the Borrower, the Lenders, and the Agents are parties to a Credit Agreement, dated as of September 29, 1997 (the "EXISTING CREDIT AGREEMENT")

        WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects; and

        WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "CREDIT AGREEMENT")

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                     PART I
                                  DEFINITIONS

        SUBPART 1.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

        "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

        "AMENDATORY AGREEMENT" is defined in the PREAMBLE.
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        AMENDMENT NO. 1 " is defined in SUBPART 3.1.

        "BORROWER" is defined in the PREAMBLE.

        "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

        "DOCUMENTATION AGENT" is defined in the PREAMBLE.

        "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

        "FACILITY AGENT" is defined in the PREAMBLE.

        "FIRST AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

        "LENDERS" is defined in the PREAMBLE.

        "SYNDICATION AGENT" is defined in the PREAMBLE.

        SUBPART 1.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                    PART II
                               AMENDMENTS TO THE
                           EXISTING CREDIT AGREEMENT

        Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

        SUBPART 2.1. AMENDMENTS TO SECTION 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

                "AMENDMENT NO. 1" means the First Amendment to the Credit Agreement, dated as of October 23, 1997, among the Borrower, the Lenders signatory thereto, and the Agents.

                "APPROVED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                                      -2-
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                "FIRST AMENDMENT EFFECTIVE DATE" is defined in Subpart 3.1 of
        Amendment No. 1.


        "NON-U.S. LENDER" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

        "REGISTER" is defined in CLAUSE (b) of SECTION 2.8.

        "REGISTERED NOTE" means a promissory note of the Borrower payable to any Registered Noteholder, in the form of EXHIBIT B-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans or Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "REGISTERED NOTEHOLDER" means any Lender that has been issued a Registered Note.

        SUBPART 2.2. The Existing Credit Agreement is hereby amended by adding a new Section 2.8 thereof to read as follows:

                SECTION 2.8 REGISTERED NOTES. (a) Any Lender may request the Borrower (through the Facility Agent), and the Borrower agrees (i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender on the date it becomes a Lender, promissory notes(s) registered as provided in CLAUSE (b) of this SECTION 2.8 (each, a "REGISTERED NOTE", to be in substantially the form of EXHIBIT B-1 hereto). Registered Notes may not be exchanged for Notes that are not Registered Notes.

                (b) The Borrower shall maintain, or cause to be maintained, a register (the "REGISTER") (which, at the request of the Borrower, shall be kept by the Facility Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Facility Agent are to be sent under this Agreement) on which it enters the name of the registered owner of the Lender's Obligation(s) evidenced by a Registered Note and the amount of such Obligations(s).

                (c) The Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

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        SUBPART 2.3. Section 4.6 of the Existing Credit Agreement is hereby amended by adding a new clause (c) thereof to read as follows:

        (c) Each Non-U.S. Lender shall, (i) on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Facility Agent, two or more (as the Borrower or the Agents may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8 and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of Section 881 (c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of Taxes; and
(ii) deliver to the Borrower and the Facility Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower.

        SUBPART 2.4. Clause (b) of Section 10.11.1 of the Existing Credit Agreement is hereby amended to read as follows:

                (b) with notice to the Borrower, the Facility Agent and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer, but without the consent of the Borrower, the Facility Agent or the Issuer, may assign and delegate to any of its Affiliates, to any other Lender or to an Approved Fund of any Lender

        SUBPART 2.5. The Existing Credit Agreement is hereby amended by adding a new Section 10.11.3 thereof to read as follows:

        SECTION 10.11.3. ASSIGNMENT OF REGISTERED NOTES. A Registered Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of SECTION 10.11.1 and only by registration of such assignment or transfer of such Registered Note and the Obligations evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Obligations and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing such Obligations, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated Assignee Lender, and the old Registered Note(s) shall be returned by the Facility Agent to the Borrower marked "canceled." Prior to the due presentment for registration of assignment or transfer of any Registered Note, the Borrower and the Agents shall treat the Person in whose name such Obligations and the Registered Note(s) evidencing the same is

                                      -4-
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registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

        SUBPART 2.6. The existing Credit Agreement is hereby amended by adding a new Exhibit B-1 thereto (Form of Registered Note) as set forth on Annex I attached hereto.


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

        SUBPART 3.1. FIRST AMENDMENT EFFECTIVE DATE. This Amendatory Agreement (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "Amendment No. 1", on the date (the "FIRST AMENDMENT EFFECTIVE DATE") when all of the conditions set forth in this SUBPART 3.1 have been satisfied.

        SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Syndication Agent shall have received counterparts of this Amendatory Agreement, duly executed and delivered on behalf of the Borrower and each of the Required Lenders.

        SUBPART 3.1.2. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Agents and their counsel.


                                    PART IV
                                 MISCELLANEOUS

        SUBPART 4.1. CROSS-REFERENCES. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

        SUBPART 4.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

        SUBPART 4.3. COMPLIANCE WITH WARRANTIES. NO DEFAULT. ETC. The Borrower represents and warrants on the First Amendment Effective Date for its Subsidiaries and itself, both before and after giving effect to this Amendatory Agreement, as follows:

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                (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding those contained in Section 6.7 thereof) and in each other Loan Document are, in each case, true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);

                (b) no adverse development has occurred in any litigation, action, proceeding, labor controversy, arbitration or governmental investigation disclosed pursuant to Section 6.7 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect;

                (c) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) the aggregate amount of all Letter of Credit Outstandings does not exceed the lesser of(c) the Revolving Loan Commitment Amount and (y) the Borrowing Base Amount; and

                (d) no Default has occurred and is continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

        SUBPART 4.4. SUCCESSORS AND ASSIGNS. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SUBPART 4.5. COUNTERPARTS. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SUBPART 4.6. GOVERNING LAW. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL
LAWS OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    DAYTON SUPERIOR CORPORATION




                                    BANK ONE, N.A., as
                                    Facility Agent, the Issuer and a Lender




                                    DUJ CAPITAL FUNDING, INC., as
                                      Syndication Agent and a Lender




                                    BANKERS TRUST COMPANY, as
                                      Administrative Agent and a Lender




                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as
                                      Documentation Agent and a Lender


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                                    NATIONAL CITY BANK OF DAYTON, as
                                      a Lender






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                                                                         ANNEX I
                                                                     EXHIBIT B-1


                                REGISTERED NOTE

        THIS REGISTERED NOTE MAY NOT BE TRANSFERRED EXCEPT IN
        COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT
        AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS
        REGISTERED NOTE MUST BE RECORDED IN THE REGISTER
        MAINTAINED BY THE FACILITY AGENT PURSUANT TO THE TERMS OF
        SUCH CREDIT AGREEMENT.

$___________________                                   ______________ ___, ____



        FOR VALUE RECEIVED, the undersigned, DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER") , promises to pay to the order of __________________ (the "LENDER") the principal sum of _________________ DOLLARS
($ ________) or, if less, the aggregate unpaid principal amount of all the [Term and Revolving] Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT") , among the Borrower, the various financial institutions as are or may become parties thereto, DLJ Capital Funding, Inc., as the Syndication Agent, Bankers Trust Company, as the Administrative Agent, Bank of America National Trust and Savings Association, as the Documentation Agent and Bank One, N.A., as the Facility Agent for the Lenders, payable as set forth in the Credit Agreement and on the Stated Maturity Date for all [Term and Revolving] Loans. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Facility Agent pursuant to the Credit Agreement.

        This Registered Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Registered Note and for a statement of the terms and
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conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Registered Note and on which such Indebtedness may be declared to be immediately due and payable.

        As provided in Section 10.11.3 of the Credit Agreement, this Registered Note and the Obligation(s) evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of this Registered Note and the Obligation(s) evidenced hereby on the Register described in clause (b) of Section 2.8 of the Credit Agreement. Any assignment or transfer of all or part of such Obligations(s) and this Registered Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of this Registered Note evidencing such Obligations(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder hereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated Assignee Lender, and this Registered Note shall be returned by the Facility Agent to the Borrower marked "canceled". Prior to the due presentment for registration of assignment or transfer of this Registered Note, the Borrower and the Facility Agent shall treat the Person in whose name such Obligation(s) and this Registered Note(s) evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. This Registered Note may not be exchanged for promissory notes that are not Registered Notes.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                                       2
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        THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL
BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF NEW YORK.

                                        DAYTON SUPERIOR CORPORATION


                                        By___________________________
                                          Title:




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